                             Joint Filer Information

Name:                             Robert Elias

Address:                          P.O. Box 340, Merion Station, PA 19066

Designated Filer:                 Pearl Elias

Issuer and Ticker Symbol:         Reed's Inc. - REED

Date of Event
Requiring Statement:              12/15/2008

Signature:                        /s/ Robert Elias
                                  ---------------------------------------------
                                  Robert Elias